Exhibit 5

                            September 19, 1996

Curtis Mathes Holding Corporation
10911 Petal Street
Dallas, Texas 75238

Gentlemen:

     I have acted as counsel to Curtis Mathes Holding Corporation, a Texas corporation (the "Company") in connection with the proposed public offering of up to 2,232,671 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), as described in the Registration Statement on Form S-2 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

     I have, as counsel, as I have deemed necessary examined such corporate records, certificates and other documents and reviewed such questions of law as I have deemed necessary, relevant or appropriate to enable me to render the opinions expressed below. In rendering such opinions, I have assumed the genuineness of all signatures and the authenticity of all documents examined by me. As to various questions of fact material to such opinions, I have relied upon representations of the Company.

     Based upon such examination and representations, I advise you that, in my opinion:

     A.   The  shares  of Common Stock which are to be sold and delivered
by    certain  selling  stockholders  of  the  Company  (the  "Selling
Stockholders") as contemplated by the Plan of Distribution specified in the Registration Statement, have been duly and validly authorized by the Company and have been validly issued and are fully paid and non-assessable.

     B. The shares of Common Stock which are to be sold and delivered by the Company pursuant to the exercise of the warrants and the conversion of preferred stock, when issued and delivered in accordance with the terms of the warrants, will be validly issued, fully paid, and non-assessable.

     I consent to the filing of this opinion as Exhibit "5" to the Registration Statement and to the reference to myself under the caption "Legal Matters" in the prospectus contained therein.

                              Sincerely,

                              /s/ Billy J. Robinson

                              Billy J. Robinson, General Counsel
                              Curtis Mathes Holding Corporation
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